Exhibit 10.33

HERBALIFE LTD.

2005 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) dated as of                     , 2007 (the “Grant Date”) between HERBALIFE LTD. (the “Company”), and                                          (“Participant”).

WHEREAS, pursuant to the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”), the Committee designated under the Plan (or an officer of the Company to who the authority to grant Awards has been delegated), desires to grant to Participant an award of stock appreciation rights; and

WHEREAS, Participant desires to accept such award subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and Participant, intending to be legally bound, hereby agree as follows:

1. Grant.

(a) The Company hereby grants to the Participant an Award of                      Stock Appreciation Rights (the “Award”) in accordance with Section 8 of the Plan and subject to the terms and conditions set forth herein and in the Plan (each as amended from time to time). Each Stock Appreciation Right represents the right to receive, upon exercise of the Stock Appreciation Right pursuant to this Agreement, from the Company, a payment, paid in Common Shares, par value $.002 per share, of the Company (the “Common Shares”), equal to (i) the excess of the Fair Market Value, on the date of exercise, of one Common Share (as adjusted from time to time pursuant to Section 12 of the Plan) over the Base Price (as defined below) of the Stock Appreciation Right, divided by (ii) the Fair Market Value, on the date of exercise, of one Common Share, subject to terms and conditions set forth herein and in the Plan (each as amended from time to time).

(b) The “Base Price” for the Stock Appreciation Right shall be $             per share (subject to adjustment as set forth in Section 12 of the Plan).

(c) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

2. Time for Exercise.

(a) The Award will become vested and exercisable in accordance with the following schedule: (i) 20% of the Stock Appreciation Rights will become vested and exercisable on the first anniversary of the Grant Date, (ii) 20% of the Stock Appreciation Rights will become vested and exercisable on the second anniversary of the Grant Date and (iii) the remaining 60% of the Stock Appreciation Rights subject to the Award will become vested and exercisable on the third anniversary of the Grant Date.

(b) Notwithstanding anything herein or in the Plan to the contrary, upon the occurrence of a Change of Control, the vesting of the Award shall be accelerated such that 50% of the then unvested portion of the Award shall become vested and exercisable as of the date of the Change of Control; and

(c) Notwithstanding anything herein or in the Plan to the contrary:

(i) in the event that, (x) within the 90-day period immediately preceding a Change in Control or (y) at any time following a Change of Control, Participant’s employment with the Company and its Subsidiaries (or their respective successors) is terminated for any reason other than by reason of Participant’s resignation without Good Reason or a termination for Cause, the Award shall become immediately and fully vested and exercisable as of immediately prior to such termination of employment;

(ii) except as set forth in Paragraph 2(c)(i), in the event that (A) Participant’s employment with the Company and its Subsidiaries (or their respective successors) is terminated for any reason other than by reason of Participant’s resignation for any reason or a termination by the Company for Cause (as defined below) and (B) at the time of such termination of employment, Michael O. Johnson is no longer serving as the Chief Executive Officer of the Company, the vesting of the Award shall be accelerated such that 50% of the then unvested portion of the Award shall become vested and exercisable as of immediately prior to such termination of employment; and

(iii) in the event of Participant’s death or disability (as such term is defined in Section 22(e) of the Code), the Award shall become immediately and fully vested and exercisable.

(d) In addition to the foregoing, subject to Paragraph 6 below, in the event of a Change of Control, the Committee as constituted immediately before such Change of Control may, in its sole discretion, accelerate the vesting and exercisability of this Award upon such Change of Control or take such other actions as provided in Section 13 of the Plan.

3. Expiration. The Award shall expire on the tenth (10th) anniversary of the date hereof; provided, however, that the Award may earlier terminate as provided in this Paragraph 3 and/or in Section 13 of the Plan.

(a) Upon termination of Participant’s employment with the Company for any reason other than by reason of Participant’s Retirement (as defined below), that portion of the Award that is not vested and exercisable (after giving effect to any acceleration of vesting pursuant to this Agreement or otherwise) will terminate on the date of such termination of employment.

(b) Upon termination of Participant’s employment with the Company by reason of Participant’s Retirement (as defined below), the Award shall continue to vest in accordance with the terms of Paragraph 2 as if Participant remained employed by the Company for a period of three years following such retirement, at which time that portion of the Award that is not then vested and exercisable will terminate. For purposes of this Agreement, the term “Retirement” shall mean termination of Participant’s employment with the Company and its Subsidiaries if the sum of Participant’s age and years of continuous service with the Company and its Subsidiaries is then equal to at least 75.

(c) Upon termination of Participant’s employment with the Company, that portion of the Award that is vested and exercisable, and any portion of the Award that becomes vested and exercisable in accordance with Paragraph 2(b), will terminate in accordance with the following:

(i) if Participant’s employment with the Company is terminated for Cause, the vested and exercisable portion of the Award will terminate on the date of such termination;

(ii) if Participant’s employment with the Company is terminated by reason of Participant’s death or disability (as such term is defined in Section 22(e) of the Code), the vested and exercisable portion of the Award will terminate on the date that is one year immediately following the date of such termination;

(iii) expect as set forth in Paragraph 3(c)(iv), if Participant’s employment with the Company is terminated by the Company without Cause or by reason of Participant’s resignation for Good Reason, the vested and exercisable portion of the Award will terminate on the date that is three years immediately following the date of such termination;

(iv) if Participant’s employment with the Company is terminated by reason of Participant’s Retirement, the vested and exercisable portion of the Award (including any portion of the Award that becomes vested and exercisable in accordance with Paragraph 2(b)) will terminate on the date that is three years and thirty days immediately following the date of such termination;

(v) expect as set forth in Paragraph 3(c)(iv), if Participant’s employment with the Company is terminated by reason of Participant’s resignation without Good Reason, the vested and exercisable portion of the Award will terminate on the date that is thirty days immediately following the date of such termination.

(d) Notwithstanding anything herein to the contrary, if Participant’s employment with the Company is terminated for any reason other than a termination by the Company for Cause, and at any time during the thirty-day period following the effective date of such termination of employment Participant is subject to a “trading blackout” or “quiet period” with respect to the Common Shares or if the Company determines, upon the advice of legal counsel, that Participant may not to trade in the Common Shares due to Participant’s possession of material non-public information, the Company shall extend the period during which Participant may exercise his then remaining vested portion of this Award until the later of (i) the expiration date of the Award determined pursuant to Paragraph 3(c) and (ii) the date that is thirty days following the first date on which Participant is no longer subject to such restrictions on trading with respect to the Common Shares.

(e) For purposes of this Agreement, the term “Cause” shall have the meaning ascribed to such term in any written employment agreement between Participant and the Company or one or more of its Subsidiaries, as the same may be amended or modified from time to time.

(f) For purposes of this Agreement, the term “Good Reason” shall have the meaning ascribed to such term in any written employment agreement between Participant and the Company or one or more of its Subsidiaries, as the same may be amended or modified from time to time.

4. Method of Exercise. The Award may be exercised by delivery to the Company (attention: Secretary) of a notice of exercise in the form specified by the Company specifying the number of shares with respect to which the Award is being exercised.

5. Fractional Shares. No fractional shares may be purchased upon any exercise.

6. Adjustments of Shares and Awards.

(a) Subject to Section 12(a) of the Plan, in the event of any change in the outstanding Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Common Shares or other corporate exchange, Change of Control or similar event, the Committee shall adjust appropriately the number or kind of shares or securities subject to the Award and Base Prices related thereto and make such other revisions to the Award as it deems are equitably required.

(b) Notwithstanding anything in the Plan to the contrary, with respect to any merger or consolidation of the Company into another corporation, the sale or exchange of all or substantially all of the assets of the Company, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company or any other similar fundamental transaction involving the Company or any of its Subsidiaries (any of the foregoing, a “Qualifying Event”), the Committee shall provide either: (i) that the Award cannot be exercised after such Qualifying Event, provided that the Award shall be immediately and fully vested immediately prior to the consummation of any such Qualifying Event, and provided further that nothing in this Paragraph 6(b) shall prohibit Participant from exercising any then exercisable portion of the Award (including any portion thereof which will become exercisable by virtue of such Qualifying Event) prior to, or simultaneously with, the occurrence of such Qualifying Event and that, upon the occurrence of such Qualifying Event, the Award will terminate and be of no further force or effect and no longer be outstanding; (ii) that the Award will remain outstanding after such Qualifying Event, and from and after the consummation of such Qualifying Event, the Award will be exercisable for the kind and amount of securities and/or other property receivable as a result of such Qualifying Event by the holder of a number of Common Shares for which the Award could have been exercised immediately prior to such Qualifying Event; or (iii) the Award (including both the exercisable and unexercisable portions thereof) will be cancelled in its entirety and repurchased by the Company at a specific price equal to the excess, if any, of the Fair Market Value of the relevant underlying Common Shares less the applicable Base Price and that, upon the occurrence of such Qualifying Event, the Award will terminate and be of no further force or effect and no longer be outstanding. In the event of any conflict or inconsistency between the terms and conditions of this Paragraph 6(b) and the terms and conditions of Sections 12(b) and/or 13 of the Plan, the terms and condition of this Paragraph 6(b) shall control. The Committee’s election pursuant to this Paragraph 6(b) will be applied in the same manner to all other holders of the Company’s stock options and stock appreciation rights whose award agreements contain a similar provision. The Committee may only elect the alternatives specified in clauses (i) or (iii) of the first sentence of this Paragraph 6(b) in connection with any Qualifying Event described in clauses (iii)(A) or (iii)(C) of the definition of “Change of Control” (as such term is defined in the Plan).

7. Compliance With Legal Requirements.

(a) The Award shall not be exercisable and no Common Shares shall be issued or transferred pursuant to this Agreement or the Plan unless and until the Tax Withholding Obligation (as defined below), and all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such legal requirements may include, but are not limited to, (i) registering or qualifying such Common Shares under any state or federal law or under the rules of any stock exchange or trading system, (ii) satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, (iii) placing a restricted legend on the Common Shares issued pursuant to the exercise of the Award, or (iv) obtaining the consent or approval of any governmental regulatory body.

(b) Participant understands that the Company is under no obligation to register for resale the Common Shares issued upon exercise of the Award. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Award and/or any resales by Participant or other subsequent transfers by Participant of any Common Shares issued as a result of the exercise of the Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Common Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for exercising the Award and/or for such resales or other transfers. The sale of the shares underlying the Award must also comply with other applicable laws and regulations governing the sale of such shares.

8. Shareholder Rights. Participant shall not be deemed a shareholder of the Company with respect to any of the Common Shares subject to the Award, except to the extent that such shares shall have been purchased and transferred to Participant.

9. Withholding Taxes.

(a) Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of Common Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(b) Prior to any event in connection with the Award (e.g., vesting or payment in respect of the Award) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), Participant is required to arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(c) Unless the Committee provides otherwise, at any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., at the time the Award is exercised, in whole or in part), Participant shall notify the Company of Participant’s election to pay Participant’s Tax Withholding Obligation by wire transfer, cashier’s check or other means permitted by the Company. In such case, Participant shall satisfy his or her tax withholding obligation by paying to the Company on such date as it shall specify an amount that the Company determines is sufficient to satisfy the expected Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a cashier’s check payable to the Company, Attn: General Counsel, at the Company’s principal executive offices, or such other address as the Company may from time to time direct, or (iii) such other means as the Company may establish or permit. Participant agrees and acknowledges that prior to the date the Tax Withholding Obligation arises, the Company will be required to estimate the amount of the Tax Withholding Obligation and accordingly may require the amount paid to the Company under this Paragraph 9(c) to be more than the minimum amount that may actually be due and that, if Participant has not delivered payment of a sufficient amount to the Company to satisfy the Tax Withholding Obligation (regardless of whether as a result of the Company underestimating the required payment or Participant failing to timely make the required payment), the additional Tax Withholding Obligation amounts shall be satisfied such other means as the Committee deems appropriate.

10. Assignment or Transfer Prohibited. The Award may not be assigned or transferred otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of Participant only by Participant or Participant’s guardian or legal representative. Neither the Award nor any right hereunder shall be subject to attachment, execution or other similar process. In the event of any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award by notice to Participant, and the Award shall thereupon become null and void.

11. Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under this Agreement or the Plan, and any controversy that may arise under this Agreement or the Plan shall be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final and binding.

12. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein. As used herein, the term “Section” generally refers to provisions within the Plan, and the term “Paragraph” refers to provisions of this Agreement.

13. No Right to Continued Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon Participant any right to continued employment with the Company or any of its subsidiaries or affiliates.

14. Further Assurances. Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan.

15. Entire Agreement. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

16. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
[Participant]		Name:
Title: